Exhibit 99.1

Genesee & Wyoming Reports Results for the Third Quarter of 2017

DARIEN, Conn.--(BUSINESS WIRE)--October 31, 2017--Genesee & Wyoming Inc. (G&W) (NYSE:GWR)

Third Quarter 2017 Consolidated Highlights Compared with Third Quarter 2016

  Operating revenues increased 15.2% to $576.9 million from $501.0 million.
  Reported operating income increased 21.4% to $111.5 million; Adjusted operating income increased 20.3% to $115.9 million.(1)
  Reported diluted earnings per common share (EPS) decreased 18.4% to $0.80 with 62.5 million weighted average shares outstanding, compared with reported diluted EPS in the third quarter of 2016 of $0.98 with 58.2 million weighted average shares outstanding; Adjusted diluted EPS decreased 1.2% to $0.81.(1)
  Net cash provided by operating activities increased $46.8 million; Free cash flow and Free cash flow attributable to G&W increased $42.8 million.(1)

Third Quarter Segment Highlights

  North America: Operating revenues from G&W's North American Operations increased 2.8% to $318.9 million from $310.2 million, primarily due to new operations. Reported operating income from G&W's North American Operations decreased 5.8% to $82.1 million; Adjusted operating income from G&W's North American Operations decreased 5.9% to $83.0 million.(1)
  Australia: Operating revenues from G&W's 51.1% owned Australian Operations increased 50.1% to $81.3 million from $54.2 million, primarily due to new operations as well as an increase in metallic ores revenues and agricultural products revenues. Reported operating income from G&W's Australian Operations increased to $22.3 million from $4.4 million; Adjusted operating income from G&W's Australian Operations increased to $21.8 million from $7.4 million.(1)
  U.K./Europe: Operating revenues from G&W's U.K./European Operations increased 29.3% to $176.7 million from $136.7 million, primarily due to new operations. Reported operating income from G&W's U.K./European Operations increased to $7.1 million from $0.3 million; Adjusted operating income from G&W's U.K./European Operations increased to $11.0 million from $0.7 million.(1)

Jack Hellmann, Chairman, President and CEO of G&W commented, “In the third quarter of 2017, we reported financial results that were modestly weaker than expected, with reported diluted EPS of $0.80 and adjusted diluted EPS of $0.81. In North America, our same railroad shipments declined 1.9% in the third quarter, primarily due to lower agricultural products carloads caused by drought in the Midwest. Overall we were pleased with the performance of our North American operating team in the third quarter as we successfully navigated through two hurricanes and related precautionary shutdowns of several short lines. In addition, we completed the formation of our CG Railway 50-50 joint venture through which we now provide rail ferry service from Mobile, Alabama to Coatzacoalcos, Mexico.”(1)

“In the U.K./Europe, the turn-around in our financial performance was right on target and business conditions have continued to improve. In Australia, although shipments of coal were disrupted by strikes at certain customer mines in the Hunter Valley in the third quarter, the structure of our contract mitigated much of the financial impact and we also commenced spot movements of coal for new customers.”

Mr. Hellmann continued, “Our outlook for G&W remains positive. In North America, although we continue to face weather-driven variability in our grain and coal shipments, broader economic activity is solid and we expect to benefit from a tightening trucking market. In Australia, we are pursuing multiple new projects amidst an improved commodity price environment. In the U.K., multiple revenue and efficiency measures have taken effect and we see a good peak season for intermodal shipments in the months ahead. Finally, we continue to generate strong free cash flow and to evaluate a range of acquisition and investment opportunities across our global footprint of railroads.”

Financial Results

G&W's operating revenues increased $75.9 million, or 15.2%, to $576.9 million in the third quarter of 2017, compared with $501.0 million in the third quarter of 2016. G&W's operating income in the third quarter of 2017 was $111.5 million, compared with $91.9 million in the third quarter of 2016. G&W's adjusted operating income in the third quarter of 2017 was $115.9 million, compared with $96.4 million in the third quarter of 2016.(1)

Reported net income attributable to G&W in the third quarter of 2017 was $50.2 million, compared with reported net income of $56.8 million in the third quarter of 2016. Excluding the net impact of certain items affecting comparability between periods discussed below, G&W's adjusted net income in the third quarter of 2017 was $50.6 million, compared with $47.9 million in the third quarter of 2016.(1)

G&W's reported diluted EPS in the third quarter of 2017 were $0.80 with 62.5 million weighted average shares outstanding, compared with reported diluted EPS in the third quarter of 2016 of $0.98 with 58.2 million weighted average shares outstanding. G&W's adjusted diluted EPS in the third quarter of 2017 were $0.81 with 62.5 million weighted average shares outstanding, compared with adjusted diluted EPS in the third quarter of 2016 of $0.82 with 58.2 million weighted average shares outstanding.(1)

Impact of Glencore Rail (NSW) Pty Limited (GRail) Acquisition on G&W Financial Presentation

In conjunction with the December 1, 2016 acquisition of GRail, G&W issued a 48.9% equity stake in G&W’s Australian subsidiary, G&W Australia Holdings LP (GWA), the holding company for all of G&W's Australian businesses, to Macquarie Infrastructure and Real Assets (MIRA). G&W retained a 51.1% interest in GWA and continues to consolidate 100% of GWA in its financial statements and reports a noncontrolling interest for MIRA’s 48.9% equity ownership. As a result, G&W’s third quarter 2017 operating income includes 100% of the Australian business, while net income attributable to G&W reflects its 51.1% ownership position in the Australian business.

Prior to the GRail acquisition, G&W's Australian Operations provided rail operator services to GRail, which were recorded as freight-related revenues. These freight-related services continued post acquisition, but are eliminated in consolidation. Revenues from the GRail acquisition are now included in G&W’s consolidated freight revenues from new operations.

Items Affecting Comparability

In the third quarter of 2017 and 2016, G&W's results included certain items affecting comparability between the periods that are set forth in the following table (in millions, except per share amounts):

	Income/(Loss) Before Income Taxes Impact	After-Tax Net Income/(Loss) Attributable to G&W Impact	Diluted EPS Impact
Three Months Ended September 30, 2017
Corporate development and related costs	$(1.7)	$(1.4)	$(0.02)
Restructuring costs	$(2.6)	$(2.2)	$(0.04)
Unrecognized tax benefits	$—	$3.3	$0.05

Three Months Ended September 30, 2016
Corporate development and related costs	$(4.3)	$(3.1)	$(0.05)
Restructuring costs	$(0.2)	$(0.2)	$—
Impact of reduction in U.K. tax rate	$—	$4.3	$0.07
Q3 2016 Short Line Tax Credit	$—	$7.8	$0.13

In the third quarter of 2017, G&W's results included restructuring costs of $2.6 million, primarily in G&W's U.K./Europe Region, as well as corporate development and related costs of $1.7 million, primarily related to the acquisition and integration of Pentalver Transport Limited (Pentalver). The third quarter of 2017 also included the recognition of $3.3 million of previously unrecognized tax benefits resulting from the lapse of the statute of limitations on acquired liabilities for uncertain tax positions.

In the third quarter of 2016, G&W's results included corporate development and related costs of $4.3 million, primarily associated with the GRail and Providence and Worcester acquisitions, as well as restructuring costs of $0.2 million, primarily associated with G&W's U.K./Europe Region. The third quarter of 2016 also included an income tax benefit of $7.8 million associated with the United States Short Line Tax Credit, which expired on December 31, 2016, as well as an income tax benefit of $4.3 million associated with a reduction in the U.K. income tax rate, which was enacted in September 2016.

Third Quarter Results by Segment

Operating revenues from G&W's North American Operations increased $8.7 million, or 2.8%, to $318.9 million in the third quarter of 2017, compared with $310.2 million in the third quarter of 2016. North American Operations revenues increased primarily due to $9.7 million from new operations.

North American Operations traffic increased 5,698 carloads, or 1.4%, to 407,697 carloads in the third quarter of 2017. Excluding 13,366 carloads from new operations, same railroad traffic decreased 7,668 carloads, or 1.9%. The traffic decrease was principally due to decreases of 6,896 carloads of agricultural products traffic (primarily in the Central, Midwest and Western regions), 2,164 carloads of coal and coke traffic (primarily in the Western and Midwest regions) and 1,454 carloads of food and kindred products traffic (primarily in the Western Region), partially offset by increases of 1,844 carloads of autos and auto parts traffic (primarily in the Midwest and Western regions) and 1,669 carloads of metals traffic (primarily in the Northeast Region). All remaining traffic decreased by a net 667 carloads.

G&W's North American Operations had operating income of $82.1 million in the third quarter of 2017, compared with $87.2 million in the third quarter of 2016. The operating ratio for North American Operations was 74.3% in the third quarter of 2017, compared with an operating ratio of 71.9% in the third quarter of 2016. Adjusted operating income from G&W's North American Operations in the third quarter of 2017 was $83.0 million, compared with adjusted operating income of $88.3 million in the third quarter of 2016. The adjusted operating ratio for North American Operations was 74.0% in the third quarter of 2017, compared with an adjusted operating ratio of 71.5% in the third quarter of 2016.(1)

Operating revenues from G&W's Australian Operations increased $27.1 million, or 50.1%, to $81.3 million in the third quarter of 2017, compared with $54.2 million in the third quarter of 2016. Excluding $17.7 million of net revenues from new operations and a $2.2 million increase due to the impact of foreign currency appreciation, Australian Operations same railroad revenues increased $7.2 million, or 12.7%, primarily due to an increase in metallic ores and agricultural products freight revenues.(2)

Australian Operations traffic increased 80,119 carloads to 123,651 carloads in the third quarter of 2017. Excluding 81,142 carloads from new operations, same railroad traffic declined 1,023 carloads, or 2.3% in the third quarter of 2017, compared with the third quarter of 2016. The traffic decrease was principally due to a decrease of 9,079 carloads of minerals and stone traffic, partially offset by increases of 4,539 carloads of agricultural products traffic and 3,508 carloads of metallic ores traffic. All remaining traffic increased by a net nine carloads.

G&W's Australian Operations had operating income of $22.3 million in the third quarter of 2017, compared with $4.4 million in the third quarter of 2016. The operating ratio for Australian Operations was 72.6% in the third quarter of 2017, compared with an operating ratio of 91.9% in the third quarter of 2016. Adjusted operating income from G&W's Australian Operations was $21.8 million in the third quarter of 2017, compared with adjusted operating income of $7.4 million in the third quarter of 2016. The adjusted operating ratio for Australian Operations was 73.2% in the third quarter of 2017, compared with an adjusted operating ratio of 86.4% in the third quarter of 2016.(1)

Operating revenues from G&W's U.K./European Operations increased $40.1 million, or 29.3%, to $176.7 million in the third quarter of 2017, compared with $136.7 million in the third quarter of 2016. Excluding $39.2 million from new operations and a $2.1 million increase due to the impact of foreign currency appreciation, U.K./European same railroad revenues decreased $1.3 million, or 0.9%, primarily due to a decrease in Continental Europe intermodal revenues following the discontinuation of certain intermodal train services as part of the restructuring of ERS Railways B.V. (ERS) in the first half of 2017 and decreased U.K. infrastructure revenues, partially offset by increased crewing revenues.(2)

U.K./European Operations traffic decreased 11,503 carloads, or 3.9%, to 282,780 carloads in the third quarter of 2017. The traffic decrease was principally due to decreases of 9,996 carloads of intermodal traffic (primarily in Continental Europe) and 5,478 carloads of coal and coke traffic (primarily in the U.K.), partially offset by an increase of 3,846 carloads of minerals and stone traffic (primarily in Poland). All remaining traffic increased by 125 carloads.

G&W's U.K./European Operations had operating income of $7.1 million in the third quarter of 2017, compared with $0.3 million in the third quarter of 2016. The operating ratio for U.K./European Operations was 96.0% in the third quarter of 2017, compared with an operating ratio of 99.8% in the third quarter of 2016. Adjusted operating income from G&W's U.K./European Operations was $11.0 million in the third quarter of 2017, compared with adjusted operating income of $0.7 million in the third quarter of 2016. The adjusted operating ratio for U.K./European Operations was 93.8% in the third quarter of 2017, compared with an adjusted operating ratio of 99.5% in the third quarter of 2016.(1)

Free Cash Flow and Free Cash Flow Attributable to G&W (1)

G&W's free cash flow and free cash flow attributable to G&W for the nine months ended September 30, 2017 and 2016 was as follows (in millions):

	Nine Months Ended
	September 30,
	2017	2016
Net cash provided by operating activities	$350.4	$303.6
Net cash used in investing activities, excluding new business investments	(229.9)	(108.7)
Net cash used for acquisitions/divestitures(a)	113.0	1.3
Free cash flow before new business investments	233.4	196.2
New business investments, net of grants from outside parties	(3.0)	(8.6)
Free cash flow and free cash flow attributable to G&W(1)(b)	$230.4	$187.6

(a)	The 2017 period primarily consisted of net cash used for the acquisitions of Pentalver, Heart of Georgia Railroad, Inc. (HOG) and a 50% joint venture in CG Railway, LLC (CGR) as well as $7.5 million in cash paid for incremental expenses related to the purchase and integration of these acquisitions, partially offset by $2.9 million of proceeds received from a working capital adjustment related to the GRail acquisition and $2.1 million of proceeds from the sale of a noncontrolling interest in North America.
(b)	Free cash flow attributable to G&W is defined as Free cash flow less any distributions made to noncontrolling interest (MIRA 48.9% of GWA).

Conference Call and Webcast Details

As previously announced, G&W's conference call to discuss financial results for the third quarter of 2017 will be held on Tuesday, October 31, 2017, at 11 a.m. EDT. The dial-in number for the teleconference in the U.S. is (800) 230-1059; outside the U.S. is (612) 234-9959, or the call may be accessed live over the Internet (listen only) at www.gwrr.com/investors. Management will be referring to a slide presentation that will also be available at gwrr.com/investors. The webcast will be archived at www.gwrr.com/investors until the following quarter's earnings press release. Telephone replay is available for 30 days beginning at 1 p.m. EDT on October 31, 2017, by dialing (800) 475-6701 (or outside the U.S., dial 320-365-3844). The access code is 405460.

About G&W

G&W owns or leases 122 freight railroads organized in nine locally managed operating regions with 8,000 employees serving 3,000 customers. During the third quarter of 2017, our Mountain West Region railroads were consolidated into our Central and Pacific regions, and our Pacific Region was renamed the Western Region. This consolidation reduced our number of operating regions from ten to nine.

  G&W's seven North American regions serve 41 U.S. states and four Canadian provinces and include 115 short line and regional freight railroads with more than 13,000 track-miles.
  G&W's Australia Region serves New South Wales, the Northern Territory and South Australia and operates the 1,400-mile Tarcoola-to-Darwin rail line. The Australia Region is 51.1% owned by G&W and 48.9% owned by a consortium of funds and clients managed by Macquarie Infrastructure and Real Assets.
  G&W's U.K./Europe Region includes the U.K.'s largest rail maritime intermodal operator and second-largest freight rail provider, as well as regional services in Continental Europe.

G&W subsidiaries and joint ventures also provide rail service at more than 40 major ports, rail-ferry service between the U.S. Southeast and Mexico, transload services, contract coal loading, and industrial railcar switching and repair.

From time to time, we may use our website as a channel of distribution of material company information. Financial and other material information regarding G&W is routinely posted on and accessible at www.gwrr.com/investors. In addition, you may automatically receive email alerts and other information about us by enrolling your email address in the "Email Alerts" section of www.gwrr.com/investors. The information contained on or connected to our Internet website is not deemed to be incorporated by reference in this press release or filed with the SEC.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that are based on current expectations, estimates and projections about our industry, our business and our performance, management’s beliefs, and assumptions made by management. Words such as “anticipates,” “intends,” “plans,” “believes,” “could,” “should,” “seeks,” “expects,” “will,” “estimates,” “trends,” “outlook,” variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast, including the following: risks related to the operation of our railroads; severe weather conditions and other natural occurrences that could result in shutdowns, derailments, railroad network and port congestion or other substantial disruption of operations; customer demand and changes in our operations or loss of important customers; exposure to the credit risk of customers and counterparties; changes in commodity prices; consummation and integration of acquisitions; economic, political and industry conditions, including employee strikes or work stoppages; retention and contract continuation; legislative and regulatory developments, including changes in environmental and other laws and regulations to which we or our customers are subject; increased competition in relevant markets; funding needs and financing sources, including our ability to obtain government funding for capital projects; international complexities of operations, currency fluctuations, finance, tax and decentralized management; challenges of managing rapid growth, including retention and development of senior leadership; unpredictability of fuel costs; susceptibility to and outcome of various legal claims, lawsuits and arbitrations; increase in, or volatility associated with, expenses related to estimated claims, self-insured retention amounts, and insurance coverage limits; consummation of new business opportunities; decrease in revenues and/or increase in costs and expenses; susceptibility to the risks of doing business in foreign countries; uncertainties arising from a referendum in which voters in the United Kingdom (U.K.) approved an exit from the European Union (E.U.), commonly referred to as Brexit; our ability to integrate acquired businesses successfully or to realize the expected synergies associated with acquisitions; risks associated with our substantial indebtedness; failure to maintain satisfactory working relationships with partners in Australia; failure to maintain an effective system of internal control over financial reporting as well as disclosure controls and procedures and others including, but not limited to, those noted in our 2016 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors.” Therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Forward-looking statements speak only as of the date of this press release or as of the date they were made. G&W does not undertake, and expressly disclaims, any duty to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

1.	Adjusted operating income, adjusted operating ratio, adjusted net income attributable to G&W, adjusted diluted earnings per common share (EPS), free cash flow and free cash flow attributable to G&W are non-GAAP financial measures and are not intended to replace financial measures calculated in accordance with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to their most directly comparable financial measures calculated in accordance with GAAP, is included in the tables attached to this press release.

2.	Foreign exchange impact is calculated by comparing the prior period results translated from local currency to U.S. dollars using current period exchange rates to the prior period results in U.S. dollars as reported.

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
OPERATING REVENUES	$576,927	$501,002	$1,636,468	$1,484,993
OPERATING EXPENSES	465,438	409,151	1,346,185	1,248,952
OPERATING INCOME	111,489	91,851	290,283	236,041
INTEREST INCOME	463	416	1,271	827
INTEREST EXPENSE	(28,281)	(17,333)	(80,431)	(53,049)
OTHER INCOME/(LOSS), NET	221	1,494	(289)	2,947
INCOME BEFORE INCOME TAXES	83,892	76,428	210,834	186,766
PROVISION FOR INCOME TAXES	(30,507)	(19,643)	(82,032)	(54,563)
NET INCOME	$53,385	$56,785	$128,802	$132,203
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	3,145	—	6,317	—
NET INCOME ATTRIBUTABLE TO GENESEE & WYOMING INC.	$50,240	$56,785	$122,485	$132,203
BASIC EARNINGS PER COMMON SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS:	$0.82	$0.99	$1.99	$2.31
WEIGHTED AVERAGE SHARES - BASIC	61,629	57,266	61,518	57,160
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS:	$0.80	$0.98	$1.96	$2.28
WEIGHTED AVERAGE SHARES - DILUTED	62,477	58,180	62,399	58,083

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2017 AND DECEMBER 31, 2016
(in thousands)
(unaudited)

	September 30,	December 31,
	2017	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$80,277	$32,319
Accounts receivable, net	415,802	363,923
Materials and supplies	55,368	43,621
Prepaid expenses and other	39,464	45,475
Total current assets	590,911	485,338
PROPERTY AND EQUIPMENT, net	4,628,894	4,503,319
GOODWILL	1,187,189	1,125,596
INTANGIBLE ASSETS, net	1,575,900	1,472,376
DEFERRED INCOME TAX ASSETS, net	3,120	2,671
OTHER ASSETS	43,154	45,658
Total assets	$8,029,168	$7,634,958
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$31,139	$52,538
Accounts payable	254,555	266,867
Accrued expenses	168,168	159,705
Total current liabilities	453,862	479,110
LONG-TERM DEBT, less current portion	2,353,524	2,306,915
DEFERRED INCOME TAX LIABILITIES, net	1,252,499	1,162,221
DEFERRED ITEMS - grants from outside parties	315,113	301,383
OTHER LONG-TERM LIABILITIES	220,491	198,208
TOTAL EQUITY	3,433,679	3,187,121
Total liabilities and equity	$8,029,168	$7,634,958

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$128,802	$132,203
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	186,509	151,095
Stock-based compensation	13,354	13,835
Deferred income taxes	51,231	25,088
Net (gain)/loss on sale and impairment of assets	(1,096)	11,993
Changes in assets and liabilities which provided/(used) cash, net of effect of acquisitions:
Accounts receivable, net	(18,020)	(10,731)
Materials and supplies	8,998	(2,642)
Prepaid expenses and other	14,257	(1,930)
Accounts payable and accrued expenses	(41,529)	(29,484)
Other assets and liabilities, net	7,883	14,156
Net cash provided by operating activities	350,389	303,583
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(149,105)	(159,523)
Grant proceeds from outside parties	15,998	29,952
Cash paid for acquisitions, net of cash acquired	(107,586)	—
Proceeds from the sale of investment	2,100	—
Insurance proceeds for the replacement of assets	1,406	10,319
Proceeds from disposition of property and equipment	4,238	2,003
Net cash used in investing activities	(232,949)	(117,249)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on revolving line-of-credit, long-term debt and capital leases	(498,925)	(501,087)
Proceeds from revolving line-of-credit and long-term borrowings	418,735	300,495
Proceeds from employee stock purchases	8,003	5,969
Treasury stock purchases	(3,275)	(3,065)
Net cash used in financing activities	(75,462)	(197,688)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	5,980	1,779
INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	47,958	(9,575)
CASH AND CASH EQUIVALENTS, beginning of period	32,319	35,941
CASH AND CASH EQUIVALENTS, end of period	$80,277	$26,366

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017		2016		2017		2016
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$400,735	69.5%	$349,807	69.8%	$1,161,635	71.0%	$1,017,003	68.5%
Freight-related revenues	140,923	24.4%	129,520	25.9%	387,881	23.7%	396,666	26.7%
All other revenues	35,269	6.1%	21,675	4.3%	86,952	5.3%	71,324	4.8%
Total operating revenues	$576,927	100.0%	$501,002	100.0%	$1,636,468	100.0%	$1,484,993	100.0%

Operating expenses:
Labor and benefits(a)	$167,929	29.2%	$156,235	31.2%	$496,128	30.3%	$475,297	32.0%
Equipment rents	33,291	5.8%	36,778	7.3%	100,399	6.1%	113,634	7.7%
Purchased services(b)	68,562	11.9%	50,991	10.2%	176,358	10.8%	149,125	10.0%
Depreciation and amortization	64,222	11.1%	50,841	10.2%	186,509	11.4%	151,095	10.2%
Diesel fuel used in train operations	34,535	6.0%	30,134	6.1%	105,718	6.5%	83,851	5.7%
Electricity used in train operations	765	0.1%	3,226	0.6%	6,072	0.4%	9,895	0.7%
Casualties and insurance	10,624	1.8%	9,252	1.9%	33,346	2.0%	28,814	1.9%
Materials	30,664	5.3%	19,678	3.9%	77,861	4.8%	62,662	4.2%
Trackage rights	22,632	3.9%	22,781	4.5%	66,652	4.1%	64,509	4.3%
Net (gain)/loss on sale and impairment of assets(c)	(315)	(0.1)%	(524)	(0.1)%	(1,096)	(0.1)%	11,993	0.8%
Restructuring costs	2,628	0.5%	223	—%	8,744	0.5%	6,320	0.4%
Other expenses(d)	29,901	5.2%	29,536	5.9%	89,494	5.5%	91,757	6.2%
Total operating expenses	$465,438	80.7%	$409,151	81.7%	$1,346,185	82.3%	$1,248,952	84.1%

(a)	Includes $0.4 million and $3.2 corporate development and related costs for the three and nine months ended September 30, 2017, respectively, primarily associated with severance costs related to the integration of the Providence & Worcester Railroad Company (P&W). Includes $0.3 million and $0.4 million corporate development and related costs for the three and nine months ended September 30, 2016, respectively.
(b)	Includes $0.1 million and $0.4 million corporate development and related costs for the three and nine months ended September 30, 2017, respectively.
(c)	Includes an impairment charge of $13.0 million associated with an Australia iron ore customer entering into voluntary administration for the nine months ended September 30, 2016.
(d)	Includes $1.2 million and $7.2 million corporate development and related costs for the three and nine months ended September 30, 2017, respectively, primarily associated with the acquisition and integration of Pentalver as well as expenses related to ongoing corporate development projects and projects that are no longer active. Includes the write-off of accounts receivable of $8.1 million associated with an Australia iron ore customer entering into voluntary administration for the nine months ended September 30, 2016. Includes $4.0 million and $6.9 million corporate development and related costs for the three and nine months ended September 30, 2016, respectively.

GENESEE & WYOMING INC. AND SUBSIDIARIES
NORTH AMERICAN OPERATIONS SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017		2016		2017		2016
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$242,968	76.2%	$232,247	74.9%	$719,622	75.4%	$681,154	74.5%
Freight-related revenues	60,286	18.9%	62,124	20.0%	186,814	19.6%	184,627	20.2%
All other revenues	15,673	4.9%	15,823	5.1%	47,641	5.0%	48,766	5.3%
Total operating revenues	$318,927	100.0%	$310,194	100.0%	$954,077	100.0%	$914,547	100.0%

Operating expenses:
Labor and benefits(a)	$102,784	32.2%	$97,426	31.4%	$315,210	33.1%	$295,603	32.3%
Equipment rents	12,623	4.0%	14,207	4.6%	39,993	4.2%	43,481	4.8%
Purchased services(b)	15,254	4.8%	15,207	4.9%	45,350	4.8%	47,171	5.2%
Depreciation and amortization	40,036	12.6%	37,085	12.0%	117,822	12.3%	110,398	12.1%
Diesel fuel used in train operations	16,934	5.3%	14,217	4.6%	54,038	5.7%	41,578	4.5%
Casualties and insurance	8,488	2.7%	6,145	2.0%	26,532	2.8%	20,398	2.2%
Materials	11,889	3.7%	12,222	3.9%	38,413	4.0%	38,168	4.2%
Trackage rights	10,025	3.1%	9,047	2.9%	28,732	3.0%	26,799	2.9%
Net gain on sale and impairment of assets	(110)	—%	(456)	(0.1)%	(870)	(0.1)%	(851)	(0.1)%
Restructuring costs	316	0.1%	111	—%	384	—%	805	0.1%
Other expenses(c)	18,577	5.8%	17,830	5.7%	59,206	6.2%	54,843	6.0%
Total operating expenses	$236,816	74.3%	$223,041	71.9%	$724,810	76.0%	$678,393	74.2%
Operating income	$82,111		$87,153		$229,267		$236,154
Expenditures for additions to property & equipment, net of grants from outside parties	$41,713		$30,343		$105,940		$95,282

(a)	Includes $0.4 million and $3.1 million corporate development and related costs for the three and nine months ended September 30, 2017, respectively, primarily associated with severance costs related to the integration of the P&W. Includes $0.1 million and $0.2 million corporate development and related costs for the three and nine months ended September 30, 2016, respectively.
(b)	Includes $0.1 million corporate development and related costs for the nine months ended September 30, 2017.
(c)	Includes $0.2 million and $4.2 million corporate development and related costs for the three and nine months ended September 30, 2017, respectively, primarily associated with ongoing corporate development projects as well as projects that are no longer active. Includes $1.0 million and $3.0 million corporate development and related costs for the three and nine months ended September 30, 2016, respectively.

GENESEE & WYOMING INC. AND SUBSIDIARIES
AUSTRALIAN OPERATIONS SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017		2016		2017		2016
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$66,404	81.8%	$29,219	54.0%	$191,031	82.3%	$80,390	49.9%
Freight-related revenues	12,880	15.8%	23,523	43.4%	36,089	15.6%	76,142	47.2%
All other revenues	1,986	2.4%	1,408	2.6%	4,866	2.1%	4,699	2.9%
Total operating revenues	$81,270	100.0%	$54,150	100.0%	$231,986	100.0%	$161,231	100.0%

Operating expenses:
Labor and benefits	$17,618	21.6%	$16,753	30.9%	$52,447	22.7%	$49,321	30.6%
Equipment rents	1,480	1.8%	1,559	2.9%	4,215	1.8%	4,884	3.0%
Purchased services	7,139	8.8%	6,083	11.2%	19,821	8.5%	17,432	10.8%
Depreciation and amortization	15,753	19.4%	7,129	13.2%	45,915	19.8%	21,018	13.0%
Diesel fuel used in train operations	6,003	7.4%	5,467	10.1%	18,913	8.2%	14,042	8.7%
Casualties and insurance	1,367	1.7%	1,938	3.6%	4,219	1.8%	5,026	3.1%
Materials	3,398	4.2%	2,744	5.1%	8,629	3.7%	8,033	5.0%
Trackage rights	3,500	4.3%	2,884	5.3%	10,392	4.5%	7,201	4.5%
Net (gain)/loss on sale and impairment of assets(a)	(37)	—%	10	—%	(59)	—%	12,992	8.1%
Restructuring costs	—	—%	73	0.1%	338	0.1%	789	0.5%
Other expenses(b)	2,773	3.4%	5,138	9.5%	7,471	3.2%	18,491	11.5%
Total operating expenses	$58,994	72.6%	$49,778	91.9%	$172,301	74.3%	$159,229	98.8%
Operating income	$22,276		$4,372		$59,685		$2,002
Expenditures for additions to property & equipment, net of grants from outside parties	$4,545		$2,440		$9,721		$8,094

(a)	Includes an impairment charge of $13.0 million associated with an iron ore customer entering into voluntary administration for the nine months ended September 30, 2016.
(b)	Includes $0.5 million and $0.3 million credits (corporate development and related costs) for the three and nine months ended September 30, 2017, respectively, associated with a refund. Includes $3.0 million and $3.9 million corporate development and related costs for the three and nine months ended September 30, 2016, respectively. Includes the write-off of accounts receivable of $8.1 million associated with an iron ore customer entering into voluntary administration for the nine months ended September 30, 2016.

GENESEE & WYOMING INC. AND SUBSIDIARIES
U.K./EUROPEAN OPERATIONS SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017		2016		2017		2016
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$91,363	51.7%	$88,341	64.6%	$250,982	55.8%	$255,459	62.4%
Freight-related revenues	67,757	38.3%	43,873	32.1%	164,978	36.6%	135,897	33.2%
All other revenues	17,610	10.0%	4,444	3.3%	34,445	7.6%	17,859	4.4%
Total operating revenues	$176,730	100.0%	$136,658	100.0%	$450,405	100.0%	$409,215	100.0%

Operating expenses:
Labor and benefits(a)	$47,527	26.9%	$42,056	30.8%	$128,471	28.4%	$130,373	31.8%
Equipment rents	19,188	10.9%	21,012	15.4%	56,191	12.5%	65,269	15.9%
Purchased services(b)	46,169	26.1%	29,701	21.7%	111,187	24.7%	84,522	20.7%
Depreciation and amortization	8,433	4.8%	6,627	4.9%	22,772	5.1%	19,679	4.8%
Diesel fuel used in train operations	11,598	6.6%	10,450	7.7%	32,767	7.3%	28,231	6.9%
Electricity used in train operations	765	0.4%	3,226	2.4%	6,072	1.3%	9,895	2.4%
Casualties and insurance	769	0.4%	1,169	0.9%	2,595	0.6%	3,390	0.8%
Materials	15,377	8.7%	4,712	3.4%	30,819	6.8%	16,461	4.0%
Trackage rights	9,107	5.2%	10,850	7.9%	27,528	6.1%	30,509	7.5%
Net gain on sale and impairment of assets	(168)	(0.1)%	(78)	(0.1)%	(167)	—%	(148)	—%
Restructuring costs	2,312	1.3%	39	—%	8,022	1.8%	4,726	1.2%
Other expenses(c)	8,551	4.8%	6,568	4.8%	22,817	5.1%	18,423	4.5%
Total operating expenses	$169,628	96.0%	$136,332	99.8%	$449,074	99.7%	$411,330	100.5%
Operating income/(loss)	$7,102		$326		$1,331		$(2,115)
Expenditures for additions to property & equipment, net of grants from outside parties	$6,981		$9,457		$17,446		$26,195

(a)	Includes $0.1 million corporate development and related costs for the nine months ended September 30, 2017, associated with severance costs related to the integration of Pentalver. Includes $0.2 million corporate development and related costs for both the three and nine months ended September 30, 2016.
(b)	Includes $0.1 million and $0.3 million corporate development and related costs for the three and nine months ended September 30, 2017, respectively, associated with the acquisition and integration of Pentalver.
(c)	Includes $1.5 million and $3.3 million corporate development and related costs for both the three and nine months ended September 30, 2017, associated with the acquisition and integration of Pentalver.

GENESEE & WYOMING INC. AND SUBSIDIARIES
FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Three Months Ended September 30, 2017	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$28,699	47,588	$603	$6,059	13,163	$460	$964	777	$1,241	$35,722	61,528	$581
Autos & Auto Parts	6,079	9,728	625	—	—	—	—	—	—	6,079	9,728	625
Chemicals & Plastics	36,745	43,739	840	—	—	—	—	—	—	36,745	43,739	840
Coal & Coke	20,008	60,864	329	29,013	81,142	358	2,345	3,798	617	51,366	145,804	352
Food & Kindred Products	8,257	14,415	573	—	—	—	—	—	—	8,257	14,415	573
Intermodal	311	3,145	99	19,012	15,416	1,233	67,374	229,059	294	86,697	247,620	350
Lumber & Forest Products	22,204	35,846	619	—	—	—	—	—	—	22,204	35,846	619
Metallic Ores	3,703	4,667	793	11,305	8,354	1,353	—	—	—	15,008	13,021	1,153
Metals	26,008	34,003	765	—	—	—	—	—	—	26,008	34,003	765
Minerals & Stone	34,769	57,104	609	792	5,488	144	20,680	49,146	421	56,241	111,738	503
Petroleum Products	16,425	24,772	663	223	88	2,534	—	—	—	16,648	24,860	670
Pulp & Paper	28,135	42,244	666	—	—	—	—	—	—	28,135	42,244	666
Waste	6,662	14,330	465	—	—	—	—	—	—	6,662	14,330	465
Other	4,963	15,252	325	—	—	—	—	—	—	4,963	15,252	325
Totals	$242,968	407,697	$596	$66,404	123,651	$537	$91,363	282,780	$323	$400,735	814,128	$492

Three Months Ended September 30, 2016	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$29,367	54,024	$544	$3,909	8,624	$453	$628	652	$963	$33,904	63,300	$536
Autos & Auto Parts	4,358	7,035	619	—	—	—	—	—	—	4,358	7,035	619
Chemicals & Plastics	34,078	42,402	804	—	—	—	—	—	—	34,078	42,402	804
Coal & Coke	21,434	63,028	340	—	—	—	3,199	9,276	345	24,633	72,304	341
Food & Kindred Products	8,549	15,557	550	—	—	—	—	—	—	8,549	15,557	550
Intermodal	10	112	89	17,688	15,417	1,147	67,553	239,055	283	85,251	254,584	335
Lumber & Forest Products	21,301	35,253	604	—	—	—	—	—	—	21,301	35,253	604
Metallic Ores	3,401	4,536	750	5,516	4,846	1,138	—	—	—	8,917	9,382	950
Metals	24,127	31,978	754	—	—	—	—	—	—	24,127	31,978	754
Minerals & Stone	31,144	53,530	582	1,918	14,567	132	16,961	45,300	374	50,023	113,397	441
Petroleum Products	16,882	24,959	676	188	78	2,410	—	—	—	17,070	25,037	682
Pulp & Paper	26,897	41,721	645	—	—	—	—	—	—	26,897	41,721	645
Waste	6,213	13,420	463	—	—	—	—	—	—	6,213	13,420	463
Other	4,486	14,444	311	—	—	—	—	—	—	4,486	14,444	311
Totals	$232,247	401,999	$578	$29,219	43,532	$671	$88,341	294,283	$300	$349,807	739,814	$473

*	Represents physical railcars and the estimated railcar equivalents of commodities transported by metric ton or other measure, as well as intermodal units.

GENESEE & WYOMING INC. AND SUBSIDIARIES
FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Nine Months Ended September 30, 2017	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$92,956	157,792	$589	$17,737	43,804	$405	$3,532	3,036	$1,163	$114,225	204,632	$558
Autos & Auto Parts	17,019	27,705	614	—	—	—	—	—	—	17,019	27,705	614
Chemicals & Plastics	111,660	134,561	830	—	—	—	—	—	—	111,660	134,561	830
Coal & Coke	57,123	170,664	335	86,292	271,485	318	7,464	18,333	407	150,879	460,482	328
Food & Kindred Products	24,856	44,091	564	—	—	—	—	—	—	24,856	44,091	564
Intermodal	726	7,313	99	52,113	44,153	1,180	190,163	669,963	284	243,002	721,429	337
Lumber & Forest Products	64,903	105,020	618	—	—	—	—	—	—	64,903	105,020	618
Metallic Ores	10,519	13,840	760	29,595	24,114	1,227	—	—	—	40,114	37,954	1,057
Metals	78,681	104,496	753	—	—	—	—	—	—	78,681	104,496	753
Minerals & Stone	97,446	160,917	606	4,787	35,394	135	49,823	127,210	392	152,056	323,521	470
Petroleum Products	50,696	73,821	687	507	206	2,461	—	—	—	51,203	74,027	692
Pulp & Paper	79,690	120,831	660	—	—	—	—	—	—	79,690	120,831	660
Waste	19,000	39,461	481	—	—	—	—	—	—	19,000	39,461	481
Other	14,347	47,248	304	—	—	—	—	—	—	14,347	47,248	304
Totals	$719,622	1,207,760	$596	$191,031	419,156	$456	$250,982	818,542	$307	$1,161,635	2,445,458	$475

Nine Months Ended September 30, 2016	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$84,601	159,369	$531	$13,319	32,701	$407	$1,364	1,494	$913	$99,284	193,564	$513
Autos & Auto Parts	13,373	21,987	608	—	—	—	—	—	—	13,373	21,987	608
Chemicals & Plastics	103,569	131,636	787	—	—	—	—	—	—	103,569	131,636	787
Coal & Coke	53,311	157,943	338	—	—	—	10,951	26,589	412	64,262	184,532	348
Food & Kindred Products	24,956	44,969	555	—	—	—	—	—	—	24,956	44,969	555
Intermodal	12	136	88	49,305	44,360	1,111	201,001	679,693	296	250,318	724,189	346
Lumber & Forest Products	63,013	104,646	602	—	—	—	126	315	400	63,139	104,961	602
Metallic Ores	13,078	16,883	775	11,490	9,182	1,251	40	93	430	24,608	26,158	941
Metals	78,327	103,764	755	—	—	—	—	—	—	78,327	103,764	755
Minerals & Stone	85,440	149,093	573	5,698	47,552	120	41,977	114,610	366	133,115	311,255	428
Petroleum Products	52,335	76,410	685	578	211	2,739	—	—	—	52,913	76,621	691
Pulp & Paper	79,087	124,017	638	—	—	—	—	—	—	79,087	124,017	638
Waste	15,552	33,226	468	—	—	—	—	—	—	15,552	33,226	468
Other	14,500	47,235	307	—	—	—	—	—	—	14,500	47,235	307
Totals	$681,154	1,171,314	$582	$80,390	134,006	$600	$255,459	822,794	$310	$1,017,003	2,128,114	$478

*	Represents physical railcars and the estimated railcar equivalents of commodities transported by metric ton or other measure, as well as intermodal units.

Non-GAAP Financial Measures

This earnings release contains references to adjusted operating income, adjusted operating ratio, adjusted net income attributable to G&W, adjusted diluted earnings per common share (EPS), free cash flow and free cash flow attributable to G&W, which are “non-GAAP financial measures” as this term is defined in Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934. In accordance with these rules, G&W has reconciled these non-GAAP financial measures to their most directly comparable U.S. GAAP measures.

Management views these non-GAAP financial measures as important measures of G&W's operating performance or, in the case of free cash flow, an important financial measure of how well G&W is managing its assets and a useful indicator of cash flow that may be available for discretionary use by G&W. Management also views these non-GAAP financial measures as a way to assess comparability between periods. Key limitations of the free cash flow measure include the assumptions that G&W will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt.

These non-GAAP financial measures are not intended to represent, and should not be considered more meaningful than, or as an alternative to, their most directly comparable GAAP measures. These non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies.

The following tables set forth reconciliations of each of these non-GAAP financial measures to their most directly comparable GAAP measure ($ in millions, except per share amounts).

Reconciliations of Non-GAAP Financial Measures

Adjusted Operating Income and Adjusted Operating Ratio

	Three Months Ended
	September 30, 2017
	North American Operations	Australian Operations	U.K./ European Operations	Total Operations
Operating revenues	$318.9	$81.3	$176.7	$576.9
Operating expenses	236.8	59.0	169.6	465.4
Operating income(a)	$82.1	$22.3	$7.1	$111.5
Operating ratio (b)	74.3%	72.6%	96.0%	80.7%

Operating expenses	$236.8	$59.0	$169.6	$465.4
Corporate development and related costs	(0.6)	0.5	(1.6)	(1.7)
Restructuring costs	(0.3)	—	(2.3)	(2.6)
Adjusted operating expenses	$235.9	$59.5	$165.7	$461.1

Adjusted operating income	$83.0	$21.8	$11.0	$115.9
Adjusted operating ratio	74.0%	73.2%	93.8%	79.9%

(a)	Operating income is calculated as operating revenues less operating expenses.
(b)	Operating ratio is calculated as operating expenses divided by operating revenues.

	Three Months Ended
	September 30, 2016
	North American Operations	Australian Operations	U.K./ European Operations	Total Operations
Operating revenues	$310.2	$54.2	$136.7	$501.0
Operating expenses	223.0	49.8	136.3	409.2
Operating income (a)	$87.2	$4.4	$0.3	$91.9
Operating ratio (b)	71.9%	91.9%	99.8%	81.7%

Operating expenses	$223.0	$49.8	$136.3	$409.2
Corporate development and related costs	(1.0)	(2.9)	(0.3)	(4.3)
Restructuring costs	(0.1)	(0.1)	—	(0.2)
Adjusted operating expenses	$221.9	$46.8	$135.9	$404.7

Adjusted operating income	$88.3	$7.4	$0.7	$96.4
Adjusted operating ratio	71.5%	86.4%	99.5%	80.8%

(a)	Operating income is calculated as operating revenues less operating expenses.
(b)	Operating ratio is calculated as operating expenses divided by operating revenues.

Adjusted Net Income and Adjusted Diluted EPS

Three Months Ended September 30, 2017	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to G&W	Diluted EPS
As reported	$83.9	$(30.5)	$50.2	$0.80
Add back certain items:
Corporate development and related costs	1.7	(0.8)	1.4	0.02
Restructuring costs	2.6	(0.4)	2.2	0.04
Unrecognized tax benefits	—	(3.3)	(3.3)	(0.05)
As adjusted	$88.3	$(35.0)	$50.6	$0.81

Three Months Ended September 30, 2016	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to G&W	Diluted EPS
As reported	$76.4	$(19.6)	$56.8	$0.98
Add back certain items:
Corporate development and related costs	4.3	(1.2)	3.1	0.05
Restructuring costs	0.2	(0.1)	0.2	—
Impact of reduction in U.K. tax rate	—	(4.3)	(4.3)	(0.07)
Q3 2016 Short Line Tax Credit	—	(7.8)	(7.8)	(0.13)
As adjusted	$80.9	$(33.0)	$47.9	$0.82

Free Cash Flow & Free Cash Flow Attributable to G&W

	Nine Months Ended
	September 30,
	2017	2016
Net cash provided by operating activities	$350.4	$303.6
Net cash used in investing activities	(232.9)	(117.2)
Net cash used for acquisitions/divestitures	113.0	1.3
Free cash flow and Free cash flow attributable to G&W	$230.4	$187.6
New business investments, net of grants from outside parties	3.0	8.6
Free cash flow before new business investments	$233.4	$196.2

CONTACT:
Genesee & Wyoming Inc.
Michael Williams, 1-203-202-8900
G&W Corporate Communications
mwilliams@gwrr.com